Exhibit (23) (a)

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Allstate Life Insurance Company of New York (the "Company") on Form S-3 of our report dated February 23, 2001 relating to the financial statements and the related financial statement schedules of the Company appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2000, which is incorporated by reference in the Prospectuses which are part of Registration Statement No. 333-95703 on Form S-3 which is incorporated herin by reference; to its use in the Statements of Additional Information (which is incorporated by reference in such Prospectuses of the Company), which is part of Registration Statement No. 333-94785 on Form N-4 of Allstate Life of New York Separate Account A (the "Account"); to the use of our report dated March 16, 2001 relating to the financial statements of the Account also appearing in such Statements of Additional Information; and to the references to us under the heading "Experts" in such Prospectuses and Statements of Additional Information.




/s/ Deloitte & Touche LLP
Chicago, Illinois
May 25, 2001




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Exhibit (23)(b)

                                   CONSENT OF
                                 FOLEY & LARDNER


         We hereby consent to the reference to our firm under the caption "Legal Matters" in the prospectus included in the initial Form S-3 Registration Statement of Allstate Life Insurance Company of New York, filed on May 30, 2001.


                                            /s/  Foley & Lardner
                                            FOLEY & LARNDER


Washington, D.C.
May 29, 2001